Exhibit 99.1

Summit Materials Announces First Quarter 2014 Results

Denver, Colorado (May 13, 2014) - Summit Materials, LLC today announced results for the quarter ended March 29, 2014.

Notable items for the quarter include (all comparisons are with the first quarter of 2013):

•	Revenue increased 41.4% to $151.1 million.

•	Aggregates, ready-mixed concrete and asphalt volumes increased 49%, 268% and 18%, respectively. Cement volumes decreased 34%.

•	Aggregates, cement and asphalt pricing improved 2%, 16% and 8%, respectively. Ready-mixed concrete pricing decreased 12%.

•	Operating loss decreased $6.8 million.

•	Adjusted EBITDA increased $12.8 million.

Tom Hill, the CEO of Summit Materials, stated, “This year is off to a positive start. We were able to achieve an increase in product revenue of $35.8 million and an increase in service revenue of $8.4 million compared to the first quarter in 2013. Our operating earnings improved 16.3% and Adjusted EBITDA increased 45.3%. Our product pricing increased in many of our markets, most notably in Texas, Missouri and Kansas. As a result of continued emphasis on lower-volume, higher-margin contracts, we enjoyed improved margins in the first quarter. Compared to this point last year, our aggregate backlog is 23% higher. Our January acquisition of Alleyton Resources, an aggregates and ready-mixed concrete business in Houston, has already showed strong results and the integration is progressing well.”

Central Region Results – The Central Region’s revenue increased 32.4% due to higher aggregate, ready-mixed concrete and asphalt volumes and pricing improvements across all the product lines. Adjusted EBITDA improved $5.5 million primarily due to the revenue growth and reduced stripping costs.

West Region Results – The West Region’s revenue increased 58.0% due to higher aggregates, ready-mixed concrete and asphalt volumes and pricing improvements across the aggregate and asphalt products. The increase in volumes was driven primarily by the Alleyton and Westroc, LLC acquisitions, contributing approximately $29.9 million of revenue. Adjusted EBITDA in the West Region increased $8.5 million. This was primarily driven by improved margins in our aggregates, asphalt and ready-mixed concrete products and improved performance in Texas.

East Region Results – The East Region’s revenue decreased $2.2 million due to the sale of our concrete block operations and a decrease in aggregate volumes, partially offset by a 3.6% improvement in aggregate pricing. Consistent with the revenue decline, the region’s operating loss increased $1.2 million.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities. As of March 29, 2014, we had $34.1 million in cash and working capital of $117.3 million as compared to cash and working capital of $14.9 million and $85.4 million, respectively, at December 28, 2013. We calculate working capital as current assets less current liabilities, excluding the current portion of long term debt and outstanding borrowings on our revolving credit facility (“Revolver”). As of March 29, 2014, our remaining borrowing capacity on our Revolver was $131.7 million, net of $18.3 million of outstanding letters of credit.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year. Our working capital requirements generally increase during the first half of the year as we build up inventory and focus on repair and maintenance and other set up costs for the upcoming season. Working capital levels then generally decrease toward the end of the year, which is when we generally see significant inflows of cash from the collection of receivables.

Free cash flow, a non-GAAP measure defined as net cash used for operating activities less net capital expenditures, was $68.1 million and $56.4 million in the three month periods ended March 29, 2014 and March 30, 2013, respectively. We invested $3.5 million more in capital projects and generated $3.7 million less from asset sales.

Our growth strategy contemplates future acquisitions for which we believe we have sufficient access to capital. As of March 29, 2014, we have approximately $330.6 million of funding commitments from our equity sponsors outstanding.

On January 17, 2014, we issued an additional $260.0 million of our 10.5% senior notes due January 31, 2020. Proceeds from the notes were used to acquire Alleyton Resources, pay down outstanding borrowings on our Revolver and for general corporate purposes.

About Summit Materials, LLC

We are a leading, vertically-integrated, geographically-diverse heavy-side building materials company. We supply aggregates, cement and related downstream products such as ready-mixed concrete, asphalt paving mix, concrete products and paving and related construction services for a variety of end uses in the U.S. construction industry, including private residential and non-residential construction and public infrastructure projects. Summit Materials has completed 29 acquisitions beginning with its first acquisition in 2009. Our nine operating companies make up our three distinct geographic regions that span 16 states and 23 metropolitan statistical areas.

For more information about Summit Materials, LLC refer to the Company’s website at http://www.summit-materials.com. The information contained on our website is not incorporated herein by reference.

Conference Call Information

The Company will conduct a conference call at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Tuesday, May 13, 2014. Interested parties may access this event at https://viavid.webcasts.com/starthere.jsp?ei=1034721.

For those investors without online web access, the conference call may be accessed at:

Conference ID:	4682051
Domestic:	1-877-941-1428
International:	1-480-629-9665

Non-GAAP Financial Measures

The rules of the Securities and Exchange Commission (the “SEC”) regulate the use in filings with the SEC of “non-GAAP financial measures,” such as Adjusted EBITDA and Pro Forma Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. We have provided Adjusted EBITDA and Pro Forma Adjusted EBITDA because we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our senior secured credit facilities use Pro Forma Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence and the indenture governing our senior notes uses Pro Forma Adjusted EBITDA in connection with our debt incurrence and restricted payment capacity. Our use of the terms Adjusted EBITDA and Pro Forma Adjusted EBITDA may vary from the use of such terms by others in our industry and should not be considered as alternatives to net loss, operating (loss) income, revenue or any other performance measures derived in accordance with GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA and Pro Forma Adjusted EBITDA and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Pro Forma Adjusted EBITDA are that these measures do not reflect: (i) changes in, or cash requirements for, our working capital needs; (ii) the significant interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iii) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our GAAP results and use Adjusted EBITDA and Pro Forma Adjusted EBITDA only supplementally.

Our chief operating decision maker also considers our free cash flow as a measure of operating performance. We define free cash flow as net cash provided by (used for) operating activities less purchases of property, plant and equipment.

Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable GAAP financial measures and should be considered in conjunction with the GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of net loss to Adjusted EBITDA, cash flows used for operations to free cash flow and net loss for the twelve months ended March 29, 2014 to Pro Forma Ajdusted EBITDA are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. Any and all statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC as such factors may be updated from time to time in our periodic filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands)

	March 29,	December 28,
	2014	2013
	(unaudited)	(audited)
Assets
Current assets:
Cash	$34,135	$14,917
Accounts receivable, net	95,747	99,337
Costs and estimated earnings in excess of billings	12,372	10,767
Inventories	113,248	96,432
Other current assets	11,191	13,181

Total current assets	266,693	234,634
Property, plant and equipment, less accumulated depreciation, depletion and amortization (March 29, 2014 - $228,481 and December 28, 2013 - $212,382)	891,211	831,778
Goodwill	271,948	127,038
Intangible assets, less accumulated amortization (March 29, 2014 - $2,341 and December 28, 2013 - $2,192)	15,166	15,147
Other assets	45,900	39,197

Total assets	$1,490,918	$1,247,794

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$4,220	$30,220
Current portion of acquisition-related liabilities	14,428	10,635
Accounts payable	67,100	72,104
Accrued expenses	61,378	57,251
Billings in excess of costs and estimated earnings	6,535	9,263

Total current liabilities	153,661	179,473

Long-term debt	939,983	658,767
Acquisition-related liabilities	42,034	23,756
Other noncurrent liabilities	74,256	77,480

Total liabilities	1,209,934	939,476

Redeemable noncontrolling interest	25,137	24,767
Member’s interest:
Member’s equity	511,812	486,896
Accumulated deficit	(251,635)	(198,511)
Accumulated other comprehensive loss	(5,472)	(6,045)

Member’s interest	254,705	282,340
Noncontrolling interest	1,142	1,211

Total member’s interest	255,847	283,551

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,490,918	$1,247,794

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

($ in thousands)

	Three Months Ended
	March 29,	March 30,
	2014	2013
Revenue:
Product	$103,961	$68,140
Service	47,130	38,689

Total revenue	151,091	106,829

Cost of revenue (excluding items shown separately below):
Product	89,019	65,972
Service	39,656	30,101

Total cost of revenue	128,675	96,073

General and administrative expenses	35,488	34,003
Depreciation, depletion, amortization and accretion	19,356	17,131
Transaction costs	2,591	1,482

Operating loss	(35,019)	(41,860)
Other (income) expense, net	(194)	433
Loss on debt financings	—	3,115
Interest expense	18,819	13,367

Loss from continuing operations before taxes	(53,644)	(58,775)
Income tax benefit	(596)	(2,621)

Loss from continuing operations	(53,048)	(56,154)
Loss from discontinued operations	20	123

Net loss	(53,068)	(56,277)
Net loss attributable to noncontrolling interest	(2,515)	(3,456)

Net loss attributable to member of Summit Materials, LLC	$(50,553)	$(52,821)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

($ in thousands)

	Three months ended
	March 29,	March 30,
	2014	2013
Cash flow from operating activities:
Net loss	$(53,068)	$(56,277)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	20,479	17,738
Financing fee amortization	310	796
Share-based compensation expense	566	542
Deferred income tax benefit	(525)	(515)
Net (gain) loss on asset disposals	(48)	870
Loss on debt financings	—	2,990
Other	558	687
Decrease (increase) in operating assets, net of acquisitions:
Account receivable	16,989	32,557
Inventories	(13,377)	(10,499)
Costs and estimated earnings in excess of billings	(839)	145
Other current assets	9	(2,110)
Other assets	3,202	626
(Decrease) increase in operating liabilities, net of acquisitions:
Accounts payable	(10,239)	(16,688)
Accrued expenses	(9,620)	(14,328)
Billings in excess of costs and estimated earnings	(2,728)	(1,313)
Other liabilities	(2,044)	(1,117)

Net cash used for operating activities	(50,375)	(45,896)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(182,514)	—
Purchases of property, plant and equipment	(19,941)	(16,405)
Proceeds from the sale of property, plant and equipment	2,202	5,859
Other	7	—

Net cash used for investing activities	(200,246)	(10,546)

Cash flow from financing activities:
Proceeds from investment by member	24,350	—
Proceeds from debt issuances	306,750	154,181
Payments on long-term debt	(54,314)	(51,390)
Payments on acquisition-related liabilities	(638)	(1,585)
Financing costs	(6,309)	(2,221)

Net cash provided by financing activities	269,839	98,985

Net increase in cash	19,218	42,543
Cash – beginning of period	14,917	27,431

Cash – end of period	$34,135	$69,974

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

($ in thousands)

	Three months ended
	March 29, 2014	March 30, 2013
Revenue by product:*
Aggregates	$31,549	$20,865
Cement	7,206	9,440
Ready-mixed concrete	42,380	13,133
Asphalt	24,396	19,351
Construction and paving	55,502	46,410
Other	(9,942)	(2,370)

Total revenue	$151,091	$106,829

* Revenue by product includes intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other.

	Three months ended
	March 29, 2014	March 30, 2013
Revenue:
Central region	$47,542	$35,900
West region	94,894	60,063
East region	8,655	10,866

Total revenue	$151,091	$106,829

	Volume in Q1 2014 Compared to Q1 2013	Pricing in Q1 2014 Compared to Q1 2013
Aggregate	49%	2%
Cement	(34%)	16%
Ready-mixed concrete	268%	(12%)
Asphalt	18%	8%

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The tables below reconcile our net loss to Adjusted EBITDA and present Adjusted EBITDA by segment for the three months ended March 29, 2014 and March 30, 2013.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 29,	March 30,
	2014	2013
Net loss	$(53,068)	$(56,277)
Income tax benefit	(596)	(2,621)
Interest expense	18,819	13,367
Depreciation, depletion and amortization	19,149	16,959
Accretion	207	172
Loss from discontinued operations	20	123

Adjusted EBITDA	$(15,469)	$(28,277)

Adjusted EBITDA by Segment

	Three Months Ended
	March 29,	March 30,
	2014	2013
Central	$(423)	$(5,954)
West	1,791	(6,722)
East	(9,338)	(9,533)
Corporate	(7,499)	(6,068)

Adjusted EBITDA	$(15,469)	$(28,277)

The following table reconciles net cash used for operating activities to free cash flow for the three months ended March 29, 2014 and March 30, 2013.

	Three Months Ended
	March 29,	March 30,
	2013	2012
Net loss	$(53,068)	$(56,277)
Non- cash items	21,340	23,108

Net loss adjusted for non-cash items	(31,728)	(33,169)
Change in working capital accounts	(18,647)	(12,727)

Net cash used for operating activities	(50,375)	(45,896)
Capital expenditures, net of asset sales	(17,739)	(10,546)

Free cash flow	$(68,114)	$(56,442)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The following table presents a reconciliation of net loss to Pro Forma Adjusted EBITDA for the twelve months ended March 29, 2014.

	Twelve Months ended March 29, 2014	Twelve Months ended December 28, 2013
Net loss	$(100,470)	$(103,679)
Interest expense	61,895	56,443
Income tax expense	(622)	(2,647)
Depreciation, depletion, amortization and accretion expense	75,159	72,934

EBITDA	$35,962	$23,051

EBITDA for certain acquisitions	26,866	(1,596)
Discontinued operations	575	678
Transaction expenses	5,099	3,990
Monitoring fees and expenses	2,957	2,620
Strategic fees and initiatives	2,782	3,887
Anticipated cost savings	—	—
Goodwill impairment	68,202	68,202
Non-cash compensation	2,339	2,315
Deferred financing fees written off at re-financing	—	3,115
Loss on disposal and impairment of fixed assets	11,644	12,419
Severance and relocation costs	2,920	2,755
Other	4,854	7,015

Pro Forma Adjusted EBITDA	$164,200	$128,451

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Credit Statistics

($ in millions)

The following is a summary of our credit statistics:

	March 29, 2014		December 28, 2013
Cash & Cash Equivalents	$34.1		$14.9

Debt
Revolving Credit Facility ($150M Capacity)	$—		$26.0
Senior Secured Term Loan	418.8		419.9
Capital Leases	16.8		8.0
Other Debt	0.4		1.6

Total Senior Secured Debt	$436.0		$455.5

10.5 % Senior Notes	510.0		250.0

Total Debt	$946.0		$705.5

Leverage Ratio Calculations
Senior Secured Net Debt	$401.9		$440.6
Total Net Debt	$911.9		$690.6

Pro Forma Adjusted EBITDA	$164.2		$128.5

Senior Secured Net Leverage	2.45	x	3.43	x
Covenant Senior Secured Net Leverage Limit	4.75	x	4.75	x

Total Net Leverage	5.55	x	5.37	x

Contact:	info@summit-materials.com 303-893-0012